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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated August 4. 1995, appearing on page 11 of this Form 10-K, into the Company's previously filed registration statements as listed below:

           1.    Registration Statements on Form S-8 covering the
                 Scientific-Atlanta, Inc. 1978 Non-Qualified Stock Option Plan for Key Employees, as amended (File Nos. 2-72029, 33-5623, 33-20858, and 33-36926);

           2.    Registration Statements on Form S-8 covering the
                 Scientific-Atlanta, Inc.Employee Stock Purchase Plan, as amended (File Nos. 33-5621 and 33-36925);

           3.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. 1981 Incentive Stock Option Plan (File No. 33-781);

           4.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. Non-Employee Directors Stock Option Plan (File No. 33- 35313);

           5.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan (File No.33-69827);

           6.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta. Inc. 1992 Employee Stock Option Plan (File No. 33-69218);

           7.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. Restricted Stock Award granted to James F. McDonald (File No. 33-52417);

           8.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. 1993 Restricted Stock Awards (File No. 33-52135); and

           9.    Registration Statement on Form S-8 covering the
                 Scientific-Atlanta, Inc. Long-Term Incentive Plan (File No.33-56449).


ARTHUR ANDERSEN LLP




Atlanta, Georgia
September 12, 1995